SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 16, 2009
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURES

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On March 16, 2009, the Audit Committee of the Board of Directors of Grubb & Ellis Company (the “Company”) concluded that the Company’s previously issued audited financial statements for each of the fiscal years ended December 31, 2006 and December 31, 2007, the unaudited interim financial statements for each of the quarters ended March 31, June 30 and September 30, 2008 and the 2005 selected financial data included in future securities filings derived from the Company’s previously issued audited financial statements for the fiscal year ended December 31, 2005, should be restated, for the reasons discussed below. The Audit Committee reached this conclusion after consulting with and upon the recommendation of management. The Audit Committee and management have discussed this conclusion with Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm, and management has discussed this conclusion with Deloitte & Touche LLP (“D&T”), the independent registered public accounting firm for NNN Realty Advisors, Inc. (“NNN”), the entity with which the Company merged on December 7, 2007 (the “Merger”).
     As a consequence, (i) the Company’s consolidated balance sheets as of December 31, 2006 and December 31, 2007, and for each of the quarters ended March 31, June 30, and September 30, 2008; (ii) the Company’s related consolidated statements of operations, stockholders’ equity, and cash flows for each of the fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007 and for each of the quarters ended March 31, June 30, and September 30, 2008, and the footnotes thereto; (iii) the related report of E&Y, with respect to the fiscal year ended December 31, 2007; and (iv) the related reports of D&T, with respect to the fiscal years ended December 31, 2005 and December 31, 2006, should no longer be relied upon. The restatement of the Company’s financial statements is based upon a review of the accounting treatment of certain transactions entered into by NNN with respect to certain tenant-in-common investment programs (“TIC Programs”) sponsored by NNN prior to the Merger. During this review, the Company discovered that NNN had recognized fee revenue in 2005, 2006 and 2007 in advance of the period in which such fee revenue should have been recognized.
     The review of NNN’s accounting treatment was prompted by the Audit Committee being made aware in mid-December 2008 of the existence of a letter agreement, wherein NNN agreed to provide certain investors with a right to exchange their investment in certain TIC Programs for an investment in a different TIC Program (the “Exchange Letter”). As a consequence, the Board of Directors formed a Special Committee to investigate the facts and circumstances surrounding the Exchange Letter and to determine whether there were any other similar agreements. The Special Committee retained independent outside counsel, Manatt Phelps & Phillips, LLP, to conduct the special investigation and asked management to review the accounting treatment regarding the Exchange Letter and any other letter agreements identified in the course of the investigation. In the course of the special investigation, the Audit Committee and management became aware of additional letter agreements, some providing for a right of exchange similar to that contained in the Exchange Letter and others in which NNN committed to provide certain investors in certain TIC Programs a specified rate of return. Upon review of the accounting treatment for these letter agreements, management concluded that NNN had not accounted for some of the letter agreements and that NNN had incorrectly recognized revenue as it related to other of these letter agreements. Management also concluded that, as a result of the incorrect accounting treatment, the results of operations of certain entities to which these letter agreements referred should have been consolidated into the Company’s financial statements.

     After considering management’s recommendation and consulting with E&Y, the Audit Committee has determined that NNN incorrectly recognized fee revenue under Statement of Financial Accounting Standards Statement No. 66, Accounting for Sales of Real Estate and Statement of Position 92-1, Accounting for Real Estate Syndication Income in 2005, 2006 and 2007 and the three interim periods in 2008 in connection with certain TIC Programs in which NNN had various forms of continuing involvement after the close of the sale of the investments in the TIC Programs to third-parties. As a result of the recognition by NNN of the applicable fee revenue in the wrong accounting period, the Company expects to reduce retained earnings as of January 1, 2006 by approximately $5 million; increase revenue in 2006 by approximately $2 million; and increase revenue in 2007 by approximately $500,000. The Company currently is evaluating the impact on its quarterly and annual financial results for 2008.
     The Audit Committee also has determined, after considering management’s recommendation and consulting with E&Y, that because NNN had various forms of continuing involvement after the close of the sale of the investments in the TIC Programs to third-parties, certain entities involved in the TIC Programs were variable interest entities in which the Company was the primary beneficiary and therefore are required to be consolidated in accordance with FIN 46(R) Consolidation of Variable Interest Entities an Interpretation of ARB 51. The restatement also will reflect the consolidation of these entities.
     The information above remains subject to further review by the Audit Committee and management, as well as E&Y completing its audit of the Company’s 2008 financial statements and 2007 restated financial statements and D&T completing its audit of the Company’s 2006 restated financial statements. The completion of this process could result in further adjustments of the respective financial statements and may be different from what is set forth above. There can be no assurance that the amount of any further adjustments will not be material, either individually or in the aggregate. As a result of this review, the Company also is assessing the effectiveness of its internal controls over financial reporting.
     The Company intends to restate its audited financial statements for each of the fiscal years ended December 31, 2006 and December 31, 2007, the unaudited interim financial statements for each of the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008 and the selected financial data for the fiscal year ended December 31, 2005 in its Annual Report on Form 10-K for the fiscal year ending December 31, 2008 (the “2008 Form 10-K”), which the Company intends to file on or before March 31, 2009. Concurrent with the filing of this Current Report on Form 8-K, the Company also is filing a Notification of Late Filing on Form 12b-25 with regard to the 2008 Form 10-K. The Form 12b-25 indicates that, as a consequence of having to restate its financial statements for the reasons described above, the Company was unable to file the 2008 Form 10-K when it was due on March 16, 2009 without unreasonable effort and expense.

Forward Looking Statements
     This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates, will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by such forward-looking terminology as “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and words or phrases of similar import. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause the Company’s actual results to differ materially from any future results expressed or implied by the forward-looking statements. These statements include the Company’s statements regarding the impact of the restatement on its previously reported financial results and the preliminary estimates of revisions to prior period financial statements. There can be no assurance that management, the Audit Committee or the Company’s independent registered public accounting firm will not reach conclusions regarding the impact of the restatement that are different than management’s preliminary estimates or identify additional issues or other considerations in connection with the restatement and the audit and review process, or that these issues or considerations will not require additional adjustments to the Company’s prior financial results for additional annual or quarterly periods. All of these statements are subject to risks and uncertainties that may cause the statements to be inaccurate. These risks and uncertainties include, but are not limited to, those resulting from the Company’s ongoing analysis of the effect of the correction in the Company’s accounting method regarding revenue recognition; other accounting adjustments that may result from review of the Company’s financial statements for the periods in question; the timing of the completion of the audit of the Company’s restated financial statements by its independent registered public accounting firm; the Company’s ability to timely file amended periodic reports reflecting its restated financial statements; the ramifications of the Company’s potential inability to timely file required reports; potential claims and proceedings relating to such matters, including stockholder litigation and action by the Securities and Exchange Commission (the “Commission”) or other governmental agencies; and negative tax or other implications for the Company resulting from the accounting adjustments; and other factors. Many of these risks and uncertainties are beyond the control of the Company. These and other risks and uncertainties are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007 and are also described from time to time in the reports the Company files with the Commission. The Company undertakes no obligation to update, and does not have a policy of updating or revising, these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: March 17, 2009